UNITED STATES
SECURITIES EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2008

TIDELANDS OIL & GAS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-29613	66-0549380
(State of organization)	(Commission File Number)	(IRS Employer Identification No.)

1862 West Bitters Rd. San Antonio, TX	78248
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (210) 764 - 8642

Former name or former address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: Tidelands Oil & Gas Corporation hereby files this Amendment No. 1 to its Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on April 4, 2008, in order to provide additional information regarding the terms and conditions, including the total purchase price and the entry into a Throughput Payment Agreement, relating to the Purchase and Sale Agreement described such previously filed Current Report.  The information contained in the Company’s Current Report on Form 8-K, filed with the SEC on April 4, 2008, is hereby incorporated by reference in its entirety.

ITEM 1.01    Entry into a Material Definitive Agreement

As previously reported in the Company’s Current Report on Form 8-K, filed with the SEC on April 4, 2008, on March 25, 2008, Reef Ventures, L.P. (“Reef Ventures”), a subsidiary of Tidelands Oil & Gas Corporation (the “Company”), entered into and consummated a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with West Texas Gas, Inc. (“WTG”) for the sale of all of the issued and outstanding membership interests of Reef International, L.L.C. (“Reef International”) and Reef Marketing, L.L.C. (“Reef Marketing”, and collectively with Reef Ventures and Reef International, the “Reef Entities”), both of which were wholly-owned subsidiaries of Reef Ventures, and all the assets of the Reef Entities, which consist of assets related to the “River Crossing Project”, the “Carrizo Springs Pipeline System”, the “Peña Creek Gathering System” and the “Chittim Gas Plant” collectively referred to as the “Assets”).

The total purchase price for the Assets, after adjustments required by the Purchase and Sale Agreement, was $2,484,265 (the “Purchase Price”), and the execution by WTG of a Throughput Payment Agreement (the “Throughput Payment Agreement”) with Impact International, L.L.C. (“Impact”).

The Company caused Reef Ventures to deliver $2,436,825 of the Purchase Price to Impact on behalf of the Company~~,~~ as partial repayment of the outstanding principal and interest of a promissory note made by the Company to Impact dated May 25, 2004, in the original principal amount of $6,523,773.30 (the “Note”).  The Company repaid the remainder of the outstanding principal and interest on the Note by requiring WTG to enter into the Throughput Payment Agreement with Impact for which Impact credited the outstanding Note balance $876,231 and by issuing 39,890,180 shares (the “New Shares”) of the Company’s common stock valued at $0.05 per share or a total of $1,994,509 to Impact upon the closing of the Purchase and Sale Agreement.  The total consideration described above of $5,307,505 liquidated the outstanding Note balance in full.  The remaining $47,440 of the Purchase Price received by Reef Ventures was used to pay legal fees associated with the transaction and for working capital purposes.

The foregoing summary of the terms of the Purchase and Sale Agreement and the Throughput Payment Agreement is qualified in its entirety by reference to the full and complete terms of such agreements, which are attached hereto as Exhibits 10.1 and 10.2.  The Purchase and Sale Agreement attached hereto as Exhibit 10.1 replaces in its entirety the Purchase and Sale Agreement attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 4, 2008.

ITEM 9.01    Financial Statements and Exhibits

The following exhibits are to be filed as part of this 8-K:

EXHIBIT NO.        IDENTIFICATION OF EXHIBIT
10.1          Purchase and Sale Agreement
10.2          Throughput Payment Agreement

SIGNATURES

           Pursuant  to  the  requirements of the Securities Exchange Act of 1934, the registrant  has  duly  caused  this  report  to  be  signed on its behalf by the undersigned  hereunto  duly  authorized.

               TIDELANDS OIL & GAS CORPORATION

                                           By:  /s/ James B. Smith
                                            James B. Smith, President &
                Chief Executive Officer

DATE:  April 9, 2008

EXHIBIT INDEX

Exhibit No.                   Description
10.1                                Purchase and Sale Agreement
10.2                                Throughput Payment Agreement